Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Execution Copy

FIRST AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) to that certain Collaboration and License Agreement effective as of September 30, 2010 (the “License Agreement”) is made and entered into as of August 10, 2015 (the “Amendment Effective Date”) by and between Ultragenyx Pharmaceutical Inc., a California corporation having its principal place of business at 60 Leveroni   Court, Novato, CA 94949 (“UPI”), and Nobelpharma Co., Ltd., a Japanese corporation having its principal place of business at Kyodo Building (Horidome), 12-10 Nihonbashi-Kobunacho, Chuo-Ku, Tokyo, Japan (“NPC”).  UPI and NPC may each be referred to herein as a “Party” and collectively as the “Parties.”

AGREEMENT

Now, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UPI and NPC hereby agree as follows:

1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meaning as defined in the License Agreement.

2.   The second sentence of Section 2.1.1 is hereby deleted and replaced in its entirety with the following:

"Meetings of the JDCC shall alternate between the facilities of UPI in the United States (or such other location as specified by UPI), and the facilities of NPC in Japan (or such other location as specified by NPC), with the first such meeting to take place in Tokyo, Japan, provided that such meetings may also be held by teleconference or video conference upon either Party's reasonable request."

3.   Section 2.1.2(iii) of the License Agreement is hereby deleted and replaced in its entirety with the following:

"(iii)   resolve   disputes or disagreements between the Parties with respect to the Development Plan, provided that the Parties acknowledge that there does not have to be absolute consensus between the Parties with respect to the Development Plan, and any disagreement with respect to the Development Plan will be so noted in the Development Plan and will not be subject to any dispute resolution process under Article 14 or otherwise."

4.   Section 2.1.2(v) of the License Agreement is hereby deleted and replaced in its entirety with the following:

"(v) make amendments to the Development Plan then in effect, provided that each Party shall have the final decision making authority within the JDCC with respect to the portion of the Development Plan governing the development activities in its own Territory."

5.   The following new sentence is hereby added at the end of Section 2.2:

"For the avoidance of doubt, each Party shall use Commercially Reasonable Efforts to provide the other Party with any data, documentation, information and materials in any form (including electronic files) that are necessary for any regulatory events such as FDA meeting, PMDA consultation, IND and NDA ("Regulatory Events") as soon as possible in order not to delay or harm such Regulatory Events."

6.   A new sentence shall be added to the beginning of Section 5.3 as follows, and the existing subsection (a) shall be renamed (b), the existing subsection (b) shall be renamed (c) and the existing subsection (c) shall be renamed (d):

"(a) Each Party shall have the right to grant sublicenses under the NPC Patent Rights, NPC Know-How, UPI Patent Rights and UPI Know-How, as applicable,  to Affiliates."

7.   The last sentence of Section 5.4 is hereby deleted and replaced in its entirety with the following:

"For the purpose of this Section 5.4, "Competitive Product" means any product, other than the Product, that is directed at treating hereditary inclusion body myopathy (HIBM), distal myopathy with rimmed vacuole (DMRV) or Nonaka disease."

8.   Section 6.1 is hereby deleted and replaced in its entirety with the following

"Manufacturing and Supply. At NPC's request, UPI shall supply Product to NPC under a supply agreement to be negotiated between UPI and NPC. NPC shall have the right at all times to purchase Product from a Third Party or to Manufacture Product itself. At UPI's request, NPC shall supply Drug Substance to UPI under a supply agreement   to be negotiated between NPC and UPI. UPI shall have the right at all times to purchase Drug Substance from a Third Party or to Manufacture Drug Substance itself. The Parties shall negotiate   in good faith and use Commercially   Reasonable   Efforts to enter supply agreements setting forth the basic terms and conditions for Manufacture and supply of Product and Drug  Substance (the "Supply Agreements") as soon as possible. Until and unless such Supply  Agreements are entered into between the Parties, both Parties shall use Commercially Reasonable Efforts to Manufacture and supply Products and Drug Substance to the other Party in accordance with this Section 6.1. The Supply Agreements shall, at a minimum,   contain   the terms and conditions   such as GMP compliance, inspection by Regulatory Authority, audit by each Party and support for the other Party to obtain Regulatory Approval."

9.   Section 6.2 is hereby deleted and replaced in its entirety with the following

"Termination of Supply.  If either Party desires to terminate the supply of Products or Drug Substance to the other Party in accordance with the applicable Supply Agreement, then such Party ("Supplier") shall give the other Party ("Purchaser") one (1) year written notice of termination if before the First UPI Approval in a major market country of the

CONFIDENTIAL TREATMENT REQUESTED

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UPI Territory and two (2) years written notice of termination if after the First UPI Approval in any major market country of the UPI Territory.   During the notice period, to the extent set forth in the applicable Supply Agreement, Supplier must use Commercially Reasonable Efforts to supply the reasonable orders expected to maintain the successful development and commercialization of the Products and upon the termination of the supply of Products or Drug Substance by Supplier to Purchaser, Supplier will then use Commercially Reasonable Efforts to obtain and provide to Purchaser, in a timely fashion, technical   data and information   including,   but not limited to, batch records, assays methods and manufacturing details required and customary for the technical transfer of production activities for Products or Drug Substance to a new facility of Purchaser's choice (with respect to such records, methods and details held or owned by a Third Party only to the extent that Supplier is permitted  to do so in writing by such Third Party), so that such Purchaser's new facility may be validated and activated for production of Products or Drug Substance.

10. Section 7.5.1 is hereby deleted and replaced in its entirety with the following:

"Net Sales by UPI and its Affiliates.   (a) UPI shall pay to NPC a royalty of [***] percent ([***]%) on UPI's Net Sales of Products in the United States and a royalty of [***] percent ([***]%) on UPI's Net Sales of Products in all other countries of the UPI Territory.   NPC shall use commercially reasonable efforts to obtain the written agreement of [***] to terminate license for UPI Territory under [***] as per UPI's request, and upon  termination the royalty payable to NPC on the Net Sales of Products in the United States shall be reduced to [***] percent ([***]%)."

11. UPI's notice address and its counsel's notice address (for information purposes only) in

Section 15.7 are hereby deleted and replaced in its entirety with the following:

"UPI: Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

Attn: Chief Executive Officer

With Copies to (for information purposes only): Cooley LLP

3175 Hanover Street

Palo Alto, CA 94303

Attn: Lila Hope"

12. Each Party hereby represents and  warrants to the other Party that it has the corporate power and authority to enter into this Amendment and this Amendment constitutes a legal, valid and binding obligation, enforceable against such Party in accordance with its terms.

13. This Amendment shall be effective upon the Amendment Effective Date set forth above.

CONFIDENTIAL TREATMENT REQUESTED

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14. Except as expressly modified herein, all of the terms and conditions of the License Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between this Amendment and the License Agreement, the terms of this Amendment shall govern and shall supersede the License Agreement.

15. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Each Party may execute this Amendment by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail.   Facsimile or PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Amendment.

[Signature Page Follows]

CONFIDENTIAL TREATMENT REQUESTED

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date set forth above.

   NOBELPHARMA CO., LTD.ULTRAGENYX PHARMACEUTICAL INC.

   By: /s/ Tsutomu SugayaBy: /s/ Tom Kassberg

   Name: Tsutomu SugayaName: Tom Kassberg

   Title: Senior Executive OfficerTitle: Chief Business Officer